UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 21, 2006

NEW RIVER PHARMACEUTICALS INC.
(Exact name of Registrant as specified in charter)

Virginia	000-50851	54-1816479
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1881 Grove Avenue, Radford, Virginia	24141
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(540) 633-7978

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.	Other Events.
On December 21, 2006, New River Pharmaceuticals Inc. (the “Company”) and its collaborative partner Shire plc announced that on that date, the U.S. Food and Drug Administration (FDA) issued a second approvable letter for VYVANSE (lisdexamfetamine dimesylate, formerly known as NRP104) for the treatment of Attention Deficit Hyperactivity Disorder (ADHD). On October 6, 2006 the FDA issued an approvable letter for VYVANSE and the Company submitted a complete response to the FDA on October 24, 2006.

No additional studies have been requested by the FDA as a condition for approval of VYVANSE. The companies will work together to provide full and timely responses to the agency’s request. The data requested are routine, and their provision to the FDA is not expected to delay a launch of VYVANSE in the second quarter of 2007. The U.S. Drug Enforcement Administration’s parallel review of VYVANSE’s scheduling assignment is expected within three months.

On December 21, 2006, the Company issued a press release disclosing this event, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release issued on December 21, 2006 by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006

NEW RIVER PHARMACEUTICALS INC.

By:	/s/ Randal J. Kirk
Randal J. Kirk
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release issued on December 21, 2006 by the Company.